Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of September 30, 2013 (this “2013 Joinder Agreement”), by and among the lender party hereto, as the Initial 2019 Term Lender (as defined below), SPRINGLEAF FINANCIAL FUNDING COMPANY, an Indiana corporation (the “Borrower”), each Guarantor and BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 21, 2010, as amended and restated as of May 10, 2011 (as may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, Springleaf Finance Corporation, an Indiana corporation (“Springleaf”), the Subsidiary Guarantors, the Lenders party thereto, Bank of America, N.A. as Administrative Agent and Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, pursuant to Section 2.13 (a) of the Credit Agreement, the Borrower may establish New Loan Commitments by, among other things, entering into one or more Joinder Agreements with one or more New Loan Lenders (each New Loan Lender holding a New Loan made pursuant hereto, a “2019 Term Lender”, the New Loan Commitments made pursuant hereto, the “2019 Term Loan Commitments”, and the New Loans made pursuant hereto, the “2019 Term Loans”), as applicable;

WHEREAS, the Borrower has requested that Bank of America, N.A., as a New Loan Lender (in in such capacity, the “Initial 2019 Term Lender”), make 2019 Term Loans to the Borrower in an aggregate principal amount of $750,000,000;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Initial 2019 Term Lender hereby agrees to make a 2019 Term Loan to the Borrower in the aggregate principal amount of its 2019 Term Loan Commitment set forth on Schedule A annexed hereto, on the terms set forth below, subject to satisfaction of the conditions set forth in Exhibit A hereto (the date such conditions are satisfied and the 2019 Term Loans are made, the “2013 Joinder Effective Date”) on the 2013 Joinder Effective Date.

The Initial 2019 Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the most recently delivered financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this 2013 Joinder Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other 2019 Term Lender or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a 2019 Term Lender.

The 2019 Term Loans shall have the following terms:

1.                                      Applicable Rate.  The Applicable Rate for each 2019 Term Loan shall be the following:

2019 Term Loans

Eurodollar Loans	Base Rate Loans
3.50%	2.50%

2.                                      Maturity Date; Repayment of Loans.  The Maturity Date of the 2019 Term Loans shall be the sixth anniversary of the 2013 Joinder Effective Date (the “2019 Term Loan Maturity Date”).  The Borrower shall repay to the 2019 Term Lenders the aggregate principal amount of all outstanding 2019 Term Loans on the 2019 Term Loan Maturity Date, or if such date is not a Business Day, the immediately preceding Business Day.

3.                                      Termination of Commitments.  The 2019 Term Loan Commitments shall be automatically and permanently reduced to zero on the 2013 Joinder Effective Date immediately following the Borrowing made on the 2013 Joinder Effective Date.

4.                                      Mandatory Prepayments.  The 2019 Term Loans shall be subject to mandatory prepayments on the same basis as Loans as set forth in Section 2.03(b) of the Credit Agreement.

5.                                      Optional Prepayments. The 2019 Term Loans may be optionally prepaid as set forth in Section 2.03(a) of the Credit Agreement.

6.                                      Separate Series.  2019 Term Loans shall be deemed outstanding as a separate Series of Loans under the Credit Agreement.

7.                                      Availability.  The 2019 Term Loans shall be denominated in Dollars and made in a single drawing on the 2013 Joinder Effective Date.  Amounts of the 2019 Term Loans repaid or prepaid may not be reborrowed.

8.                                      Use of Proceeds.  All of the proceeds of the 2019 Term Loans will be used to make a voluntary prepayment of the Initial Loans outstanding immediately after giving effect to the transactions contemplated by this 2013 Joinder Agreement.

9.                                      Credit Agreement Governs.  Except as set forth in this 2013 Joinder Agreement, the 2019 Term Loans shall have the same terms, rights and benefits as other Loans as set forth in the Credit Agreement, shall rank pari passu in right of payment and security with such other Loans, and shall be deemed to be Loans for purposes of the Credit Agreement.

10.                               Additional Amendments to the Credit Agreement.

(a)                                 The following defined terms are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“2013 Engagement Letter” means the letter agreement, dated September 17, 2013, among Springleaf and the Arranger, as amended, supplemented, amended and restated or otherwise modified from time to time.

“2013  Joinder Agreement” means the Joinder Agreement dated September 30, 2013 among the Borrower, the Guarantors, the Administrative Agent and the New Loan Lender party thereto.

“2013 Joinder Effective Date” has the meaning provided in the 2013 Joinder Agreement.

“2019 Term Loan” means the term loans made pursuant to the 2013 Joinder Agreement.  The aggregate amount of the 2019 Term Loans as of the 2013 Joinder Effective Date is $750,000,000.

“2019 Term Loan Facility” means the aggregate principal amount of the 2019 Term Loans of all Lenders outstanding at such time.

“Eligible Assets” means:

(i)                                     prior to the Initial Loan Repayment Date, those Loan Receivables owing to Qualifying Subsidiary Guarantors in the ordinary course of their business that are (A) owned, beneficially and of record, by a Qualifying Subsidiary Guarantor, free and clear of any Liens of any kind (other than liens in favor of the Borrower pursuant to the Intercompany Security Documents), (B) pledged to the Borrower pursuant to the Intercompany Security Documents and over which the Borrower has a perfected first priority Lien and (C) used to compute the Borrowing Base; and

(ii)                                  on and following the Initial Loan Repayment Date, those Loan Receivables and Retained Securities owing to Qualifying Subsidiary Guarantors (or, with respect to Retained Securities, by Subsidiaries thereof) in the ordinary course of their business that are (A) owned, beneficially and of record, by a Qualifying Subsidiary Guarantor (or, with respect to Retained Securities, by a Subsidiary thereof), free and clear of any Liens of any kind (other than liens in favor of the Borrower pursuant to the Intercompany Security Documents), (B) pledged to the Borrower pursuant to the Intercompany Security Documents and over which the Borrower has a perfected first priority Lien (or, with respect to Retained Securities, owned by a Subsidiary of a Qualifying Subsidiary Guarantor which has pledged the Equity Interests of such Subsidiary or, if such Subsidiary that owns Retained Securities is prohibited from having its Equity Interests pledged to the Borrower, of each direct and indirect parent company of such Subsidiary owned by such Qualified Subsidiary Guarantor, each of which shall be an Eligible Intermediate Holdco, in each case pursuant to the Intercompany Security Documents to the Borrower on a perfected first priority basis) and (C) used to compute the Borrowing Base.

“Eligible Intermediate Holdco” means a wholly owned Subsidiary of a Subsidiary Guarantor that (x) directly or indirectly owns all of the outstanding equity interests of a Subsidiary that owns Retained Securities, (y) is a Single Purpose Entity and (z) shall not have any indebtedness and shall not allow any Liens on its assets.

“Initial Loan Repayment Date” means the date on which all Initial Loans outstanding under the Initial Loan Facility are paid in full.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the 2019 Term Loan Facility with the incurrence by Springleaf or any of its Subsidiaries of any institutional term loan financing (including through any waiver, consent or amendment to the 2019 Term Loan Facility, but excluding, for the avoidance of doubt, any securitization, whether in the form of a term or conduit securitization or otherwise) for the primary purpose of prepaying or refinancing the 2019 Term Loan Facility and having a lower weighted average yield (excluding any arrangement or commitment fees in connection therewith) than the weighted average yield (as determined on the same basis) of the 2019 Term Loan Facility.

“Retained Securities” means retained securities with an assigned CUSIP which securities (x) are rated no less than “B” (or the then equivalent grade) by S&P or “B2” (or the then equivalent grade) by Moody’s at the time of the relevant Borrowing Base calculation and (y) were issued with respect to a real estate or consumer securitization originated by Springleaf and are owned by the Subsidiary Guarantors or their Subsidiaries.

(b)                                 Clause (i) of the definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “prior to the Initial Loan Repayment Date,” at the beginning of the clause and adding the words “and the 2019 Term Loan Facility,” before the words “as of any date of determination, the sum of:”.

(c)                                  The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby further amended by replacing the period at the end of clause (i) thereof with a semicolon, adding the following new clause (ii) and renumbering the existing clause (ii) as clause (iii):

(ii) on or after the Initial Loan Repayment Date, with respect to the 2019 Term Loan Facility, as of any date of determination, the sum of:

(a)                                 76% of Eligible Assets that arise out of Tier 1 Real Estate Loans; plus

(b)                                 71% of Eligible Assets that arise out of Tier 2 Real Estate Loans; plus

(c)                                  66% of Eligible Assets that arise out of Tier 3 Real Estate Loans; plus

(d)                                 55% of Eligible Assets that arise out of Eligible Other Real Estate Loans; plus

(e)                                75% of Eligible Assets that arise out of Eligible Hard Secured Non-Real Estate Loans; plus

(f)                                   70% of Eligible Assets that arise out of Eligible Secured Non-Real Estate Loans; plus

(g)                                  60% of Eligible Assets that arise out of Eligible Other Loans; plus

(h)                                 70% of Eligible Assets that are Retained Securities rated “A-” (or the then equivalent grade) or better by S&P or “A3” (or the then equivalent grade) or better by Moody’s; plus

(i)                                     65% of Eligible Assets that are Retained Securities rated less than “A-” but at least “BBB” (in each case or the then equivalent grade) by S&P or less than “A3” but at least “Baa2” (in each case or the then equivalent grade) by Moody’s; plus

(j)                                    60% of Eligible Assets that are Retained Securities rated less than “BBB” but at least “BB” (in each case or the then equivalent grade) by S&P or less than “Baa2” but at least “Ba2” (in each case or the then equivalent grade) by Moody’s; plus

(k)                                 50% of Eligible Assets that are Retained Securities rated less than “BB” but at least “B” (in each case or the then equivalent grade) by S&P or less than “Ba2” but at least “B2” (in each case or the then equivalent grade) by Moody’s; plus

(l)                                     100% of the amount of Unrestricted Cash held by the Borrower; provided that amounts added to the Borrowing Base pursuant to this clause (l) shall not exceed $500,000,000;

provided further that (A) no more than 25% of the Required Borrowing Base shall consist of amounts added thereto pursuant to clauses (h), (i), (j) and (k), (B) for purposes of determining any rating of Retained Securities, it shall be the rating in effect at the time of the Borrowing Base calculation and (C) following the Initial Loan Repayment Date, the Borrowing Base in effect shall be as calculated pursuant to clause (i) above until such time as the Borrower shall have delivered a Borrowing Base Certificate to the Administrative Agent showing the Borrowing Base calculation as set forth in this clause (ii).

(d)                                 Clause (ii) of the definition of “Eligible Hard Secured Non-Real Estate Loans” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “(x) with respect to clause (i) of the definition of ‘Borrowing Base,’” before the words “December 31, 2009” and adding the words “and (y) with respect to clause (ii) of the definition of ‘Borrowing Base,’ December 31, 2012” after the words “December 31, 2009”.

(e)                                  Clause (ii) of the definition of “Eligible Secured Non-Real Estate Loans” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “(x) with respect to clause (i) of the definition of ‘Borrowing Base,’” before the words “December 31, 2009” and adding the words “and (y) with respect to clause (ii) of the definition of ‘Borrowing Base,’ December 31, 2012” after the words “December 31, 2009”.

(f)                                   The definition of “Intercompany Security Documents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“Intercompany Security Documents” means a security agreement substantially in the form of Exhibit G, together with all other agreements and documents necessary to perfect the Borrower’s security interest in the Eligible Assets (or, with respect to Eligible Assets consisting of Retained Securities, in the Equity Interests of the Subsidiary which owns such Retained Securities or, if such Subsidiary that owns Retained Securities is prohibited from having its Equity Interests pledged to the Borrower, of each direct and indirect parent company of such Subsidiary owned by such Qualified Subsidiary Guarantor, each of which shall be an Eligible Intermediate Holdco).

(g)                                  The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” after the words “Engagement Letter” with a comma and adding the following at the end thereof: “, (f) the 2013 Engagement Letter and (g) the 2013 Joinder Agreement”.

(h)                                 The definition of “Qualifying Subsidiary Guarantor” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“Qualifying Subsidiary Guarantor” means a Subsidiary Guarantor, designated by the Borrower by listing such Subsidiary Guarantor on Schedule 1.01(b) or by written notice to the Administrative Agent at least 10 Business Days prior to the date any Loan Receivable or Retained Security referred to below is included in a Borrowing Base Certificate, and (i) that owns and services Eligible Assets (or, with respect to Eligible Assets consisting of Retained Securities, for which a Subsidiary thereof owns and services Eligible Assets), (ii) whose Eligible Assets (or, with respect to Eligible Assets consisting of Retained Securities, whose Subsidiary’s Eligible Assets) are not then subject to any Lien (other than Liens in favor of the Borrower pursuant to the Intercompany Security Documents) and (iii) that maintains a separate independent existence from the Borrower.  As of the Restatement Effective Date, each of the Qualifying Subsidiary Guarantors are set forth on Schedule 1.01(b).

(i)                                     The definition of “Required Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“Required Borrowing Base” means:

(i)            prior to the Initial Loan Repayment date, at any time, an amount equal to an amount of Loan Receivables that would qualify as Eligible Assets under clauses (i)(A) and (i)(B) of the definition thereof and are the type of Loan Receivables specified in clauses (i)(a) through (i)(g) of the definition of Borrowing Base, and which, after applying the percentage discounts in clause (i) of the definition of Borrowing Base at such time plus Unrestricted Cash held by the Borrower not to exceed $500,000,000, would not be less than the Outstanding Amount; provided that the amount of the Eligible Assets (after giving effect to the applicable advance rates) that are included in the Required Borrowing Base for each Subsidiary Guarantor shall not exceed the outstanding balance of the Intercompany Secured Loan owed to the Borrower by such Subsidiary Guarantor at such time; and

(ii)           on and after the Initial Loan Repayment Date, at any time, an amount equal to an amount of Loan Receivables and Retained Securities that would qualify as Eligible Assets under clauses (ii)(A) and (ii)(B) of the definition thereof and are the type of Loan Receivables and Retained Securities specified in clauses (ii)(a) through (ii)(k) of the definition of Borrowing Base, and which, after applying the percentage discounts in clause (ii) of the definition of Borrowing Base at such time plus Unrestricted Cash held by the Borrower not to exceed $500,000,000, would not be less than the Outstanding Amount; provided that the amount of the Eligible Assets (after giving effect to the applicable advance rates) that are included in the Required Borrowing Base for each Subsidiary Guarantor shall not exceed the outstanding balance of the Intercompany Secured Loan owed to the Borrower by such Subsidiary Guarantor at such time.

(j)            On and after the Initial Loan Repayment Date, the definition of “Single Purpose Entity” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “or any other Subsidiary of Springleaf” after the words “with respect to the Borrower”.

(k)           The first sentence of Section 5.15(b) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“The provisions of the Intercompany Security Documents are effective to create in favor of the Borrower a legal, valid and enforceable first priority Lien on all right, title and interest of the Qualifying Subsidiary Guarantors in the Eligible Assets (or, with respect to Eligible Assets consisting of Retained Securities, in the Equity Interests of the Subsidiary which owns such Retained Securities or, if such Subsidiary that owns Retained Securities is prohibited from having its Equity Interests pledged to the Borrower, of each direct and indirect parent company of such Subsidiary owned by such Qualified Subsidiary Guarantor, each of which shall be an Eligible Intermediate Holdco) pledged pursuant thereto.”

(l)            Section 6.10 of the Credit Agreement is hereby amended by replacing the word “or” before clause (y) with a comma and adding the following after the words “originated in the United States”:

“or (z) on or following the Initial Loan Repayment Date, any Subsidiary of Springleaf (other than an Excluded Subsidiary) shall be formed or established that owns any

Retained Securities, or that owns any Subsidiary that owns any Retained Securities, that are included in the Borrowing Base at such time”.

(m)          Section 6.10(a)(i) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

“(i)          promptly cause such Subsidiary to duly execute and deliver to the Administrative Agent an executed joinder agreement to this Agreement in the capacity as a Subsidiary Guarantor, and if such Subsidiary pledges Eligible Assets (or, with respect to Eligible Assets consisting of Retained Securities, if such Subsidiary pledges the Equity Interests of the Subsidiary which owns such Retained Securities or, if such Subsidiary that owns Retained Securities is prohibited from having its Equity Interests pledged to the Borrower, pledges the Equity Interests of each Eligible Intermediate Holdco), to an Intercompany Secured Loan Agreement and the Intercompany Security Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent; and”.

(n)           Section 7.01(a)(vi) of the Credit Agreement shall be amended and restated in its entirety upon and after the Initial Loan Repayment Date and replaced with the following:

“(vi)        refinancings, refundings, extensions, renewals or replacements (or successive refinancings, refundings, extensions, renewals or replacements) of any Lien permitted by this Section 7.01(a) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refinancing, refunding, extension, renewal or replacement thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;”

(o)           Section 7.01 of the Credit Agreement is further amended by adding the following new clauses (d) and (e):

“(d)         Prior to the Initial Loan Repayment Date, Springleaf and its Subsidiaries shall not at any time exercise their option to allocate prepayments pursuant to Section 2.03 to the 2019 Term Loans.

(e)           At any time prior to the one-year anniversary of the 2013 Joinder Effective Date, Springleaf and its Subsidiaries shall not (i) effect a Repricing Transaction, (ii) exercise their option under Section 2.03(b)(i) to repay 2019 Term Loans in connection with a Repricing Transaction rather than to pledge additional Loan Receivables or Retained Securities or (iii) exercise their option under Section 2.03(b)(ii) to repay 2019 Term Loans in connection with a Repricing Transaction rather than to make additional Intercompany Secured Loans, unless, in each case, the applicable repayment is made at 101.0% of the principal amount of 2019 Term Loans so repaid.”

(p)           Section 7.02 of the Credit Agreement shall cease to have any further force and effect upon and after the Initial Loan Repayment Date.

(q)           Section 7.04 of the Credit Agreement is hereby amended by adding the words “, and shall not permit any Lien to exist upon the Borrower’s assets” before the period at the end thereof.

(r)            The Credit Agreement is hereby amended by (i) deleting the definition of “Eligible Loan Receivables” in Section 1.01 thereof and (ii) replacing each reference therein to “Eligible Loan Receivables” with “Eligible Assets”.

11.          Proposed Borrowing.  This 2013 Joinder Agreement represents the Borrower’s request to borrow 2019 Term Loans from the Initial 2019 Term Lender as follows (the “Proposed Borrowing”):

(a)           Business Day of Proposed Borrowing:  September 30, 2013

(b)           Amount of Proposed Borrowing:  $750,000,000

(c)           Interest rate option:  Eurodollar Rate Loans with an initial Interest Period of one month.

12.          Initial 2019 Term Lender.  The Initial 2019 Term Lender acknowledges and agrees that upon its execution of this 2013 Joinder Agreement and the making of its 2019 Term Loan, that the Initial 2019 Term Lender (to the extent it is not already a Lender) shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

13.          Borrower’s Certifications.  By its execution of this 2013 Joinder Agreement, the Borrower hereby certifies that:

(a)           The representations and warranties of Springleaf, the Borrower and the Subsidiary Guarantors contained in Article V or any other Loan Document are true and correct in all material respects (except where such representations and warranties are qualified by materiality, in which case they are true and correct in all respects) on and as of the 2013 Joinder Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except where such representations and warranties are qualified by materiality, in which case they are true and correct in all respects) as of such earlier date;

(b)           As of the 2013 Joinder Effective Date and after giving effect to the making of the 2019 Term Loans, no Default or Event of Default exists and is continuing, or would result from the making of the 2019 Term Loans or from the application of the proceeds thereof; and

(c)           As of the 2013 Joinder Effective Date and after giving effect to the making of the 2019 Term Loans, the Outstanding Amount does not exceed the Borrowing Base as reflected in the Borrowing Base Certificate most recently delivered pursuant to Section 6.02(e) of the Credit Agreement.

14.          Notice.  For purposes of the Credit Agreement, the initial notice address of the Initial 2019 Term Lender shall be as set forth below its signature below.

15.          Recordation of the 2019 Term Loans.  Upon execution and delivery hereof, the Administrative Agent will record the 2019 Term Loans made by the Initial 2019 Term Lender in the Register.

16.          Amendment, Modification and Waiver.  This 2013 Joinder Agreement may not be amended, modified or waived except in accordance with Section 11.01 of the Credit Agreement.

17.          Entire Agreement.  This 2013 Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

18.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

19.          Severability.  Any term or provision of this 2013 Joinder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this 2013 Joinder Agreement or affecting the validity or enforceability of any of the terms or provisions of this 2013 Joinder Agreement in any other jurisdiction. If any provision of this 2013 Joinder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

20.          Conformed Credit Agreement.  For purposes of reference and convenience only, attached as Exhibit B hereto is an unofficial conformed copy of the Credit Agreement (with stricken text indicated textually in the same manner as the following example:  and added text indicated textually in the same manner as the following example: double-underlined text) which contains the changes to the Credit Agreement resulting from the effectiveness of the 2019 Term Loans.  In the event of a conflict between the attached conformed Credit Agreement and this 2013 Joinder Agreement, this 2013 Joinder Agreement shall control.

21.          Effect of Agreement.  Except as expressly set forth herein, (i) this 2013 Joinder Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Pledge Agreement.  This 2013 Joinder Agreement shall constitute a Loan Document for purposes of the Credit Agreement and from and after the 2013 Joinder Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this 2013 Joinder Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this 2013 Joinder Agreement.  Each of the Loan Parties hereby consents to this 2013 Joinder Agreement and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as modified hereby.

22.          Counterparts.  This 2013 Joinder Agreement may be executed in counterparts, including by facsimile or other electronic transmission, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this 2013 Joinder Agreement as of the date first above written.

SPRINGLEAF FINANCIAL FUNDING COMPANY

By:	/s/ Minchung (Macrina) Kgil
Name:	Minchung (Macrina) Kgil
Title:	Chief Financial Officer

SPRINGLEAF FINANCE CORPORATION, as Guarantor

By:	/s/ Minchung (Macrina) Kgil
Name:	Minchung (Macrina) Kgil
Title:	Chief Financial Officer

The following entities, each as a Subsidiary Guarantor:

Springleaf Finance Management Corporation
Springleaf Financial Services of Alabama, Inc.
Springleaf Financial Services of Arizona, Inc.
Springleaf Financial Services of Arkansas, Inc.
Springleaf Financial Services of New Hampshire, Inc.
Springleaf Financial Services, Inc.
Springleaf Documentation Services, Inc.
Springleaf Auto Finance, Inc. (TN)
Springleaf Financial Services of Florida, Inc.
Springleaf Financial Services of Hawaii, Inc.
Springleaf Financial Services of Illinois, Inc.
Service Bureau of Indiana, Inc.
Springleaf Financial Technology, Inc.
Springleaf Financial Services of Indiana, Inc.
Springleaf Finance Commercial Corp.
Springleaf Financial Services of America, Inc. (IA)
Springleaf Financial Services of Louisiana, Inc.
Springleaf Financial Services of Massachusetts, Inc.
Springleaf Finance, Inc.
MorEquity, Inc.
Springleaf Financial Services of New York, Inc.
Springleaf Financial Services of America, Inc. (DE)
Springleaf Financial Services of North Carolina, Inc.
Springleaf Financial Services of Ohio, Inc.
Springleaf Financial Services of Pennsylvania, Inc.
Springleaf Financial Services of South Carolina, Inc.
Springleaf Auto Finance, Inc. (DE)
State Financial Services - Springleaf, Inc.
Springleaf Financial Services of Utah, Inc.
Springleaf Financial Services of Washington, Inc.
Springleaf Home Equity, Inc. (WV)
Springleaf Financial Services of Wisconsin, Inc.
Springleaf Financial Services of Wyoming, Inc.
Springleaf Financial Cash Services, Inc.
Springleaf Financial Services of America, Inc. (NC)
Springleaf Home Equity, Inc. (DE)

By:	/s/ Minchung (Macrina) Kgil
Name: Minchung (Macrina) Kgil
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President

BANK OF AMERICA, N.A., as Initial 2019 Term Lender

By:	/s/ Andrew C. Karp
Name: Andrew C. Karp
Title: Managing Director

SCHEDULE A
TO JOINDER AGREEMENT

Name of Initial 2019 Term Lender	Type of Commitment	Amount
Bank of America, N.A.	2019 Term Loan Commitment	$750,000,000
	Total:	$750,000,000

Exhibit A

Conditions

This 2013 Joinder Agreement shall become effective upon the satisfaction each of the following conditions:

a)             the Administrative Agent shall have received counterparts of this 2013 Joinder Agreement executed by the Administrative Agent, the Borrower, the Guarantors and the Initial 2019 Term Lender;

b)             the Administrative Agent shall have received from the Borrower a certificate of a Responsible Officer of the Borrower confirming that the conditions set forth in Section 2.13 of the Credit Agreement are satisfied;

c)              the Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, by the Secretary of State of the state of its incorporation or organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a Responsible Officer of each Loan Party dated the 2013 Joinder Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the 2013 Joinder Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a Responsible Officer executing the certificate pursuant to clause (ii) above;

d)             the Lead Arranger (as defined in that certain Engagement Letter dated September 17, 2013 to which Springleaf is a party) shall have been paid such fees as the Lead Arranger and Springleaf have separately agreed to and Springleaf shall have paid all reasonable out of pocket costs and expenses of the Lead Arranger and the Administrative Agent in connection with the preparation, negotiation and execution of this 2013 Joinder Agreement (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP as counsel to the Administrative Agent);

e)              the Administrative Agent shall have received from each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties and (ii) in-house counsel of Springleaf, an executed legal opinion covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent.

Exhibit B

Conformed Credit Agreement

[see attached]